                                                     Exhibit (12)
                                                     Commonwealth Edison Company
                                                     Form 10-Q File No. 1-1839



       Commonwealth Edison Company and Subsidiary Companies Consolidated
       -----------------------------------------------------------------

               Computation of Ratios of Earnings to Fixed Charges
                  and Ratios of Earnings to Fixed Charges and
              Preferred and Preference Stock Dividend Requirements
              ----------------------------------------------------

                             (Thousands of Dollars)

                                                                                  Twelve Months Ended
                                                                                ------------------------
Line                                                                            December 31,  March 31,
 No.                                                                               1994         1995
- ----                                                                            ------------  ----------
  1      Net income                                                             $  423,946    $  479,427
                                                                                ----------    ----------

  2      Net provisions for income taxes and investment tax credits deferred
  3        charged to-
  4          Operations                                                         $  300,764    $  347,227
  5          Other income                                                          (23,062)      (25,691)
                                                                                ----------    ----------

  6                                                                             $  277,702    $  321,536
                                                                                ----------    ----------

  7      Fixed charges-
  8        Interest on debt                                                     $  621,909    $  617,024
  9        Estimated interest component of nuclear fuel and
 10          other lease payments, rentals and other interest                       64,885        69,430
 11        Amortization of debt discount, premium and expense                       22,804        22,748
                                                                                ----------    ----------

 12                                                                             $  709,598    $  709,202
                                                                                ----------    ----------

 13      Preferred and preference stock dividend requirements-
 14        Provisions for preferred and preference stock dividends              $   64,927    $   66,291
 15        Taxes on income required to meet provisions for
 16          preferred and preference stock dividends                               42,854        43,712
                                                                                ----------    ----------

 17                                                                             $  107,781    $  110,003
                                                                                ----------    ----------

 18      Fixed charges and preferred and preference stock
 19        dividend requirements                                                $  817,379    $  819,205
                                                                                ----------    ----------

 20      Earned for fixed charges and preferred and preference stock
 21        dividend requirements                                                $1,411,246    $1,510,165
                                                                                ----------    ----------

 22      Ratios of earnings to fixed charges (line 21 divided by line 12)             1.99          2.13
                                                                                      ====          ====

 23      Ratios of earnings to fixed charges and preferred and preference
 24        stock dividend requirements (line 21 divided by line 19)                   1.73          1.84
                                                                                      ====          ====